EXHIBIT 10.7
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                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of May 16, 2000, is executed by and between William E. Sanford, a natural person residing at the address set forth on the signature page hereof (the "Pledgor"), and Wilmar Industries, Inc., a New Jersey corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Pledgor entered into a Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), between the Company and the Pledgor, pursuant to which the Company sold to the Pledgor and the Pledgor purchased from the Company 27,068 shares of Common Stock , no par value (the "Common Stock"), of the Company and 57,293 shares of Senior Preferred Stock, par value $0.01 per share (the "Preferred Stock"; together with the Common Stock, the "Shares"), of the Company in consideration for a secured recourse promissory note, in the principal amount of $599,998 executed by the Pledgor in favor of the Company (the "Promissory Note");

         WHEREAS, the Pledgor is willing to pledge the Shares as collateral security for the payment and performance of his obligations under the Promissory Note; and

         WHEREAS, simultaneously herewith the Pledgor is entering into a Shareholders Agreement (the "Shareholders Agreement") dated the date hereof among the Company and its shareholders;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Company do hereby agree as follows:

         1. PLEDGE. The Pledgor hereby pledges to the Company and grants to the Company a security interest in the following (collectively, the "Pledged Collateral"):

                  (a) The Shares and the certificates representing the Shares (all such shares, the "Pledged Stock"), accompanied by stock powers (the "Powers") duly executed in blank; and

                  (b) all dividends, cash, instruments or other property from time to time received, receivable, payable or otherwise distributed in respect of, or in exchange for, or upon a Transfer, conversion or redemption of, any or all of the Pledged Stock.


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         2.       SECURITY FOR LIABILITIES. The Pledged Collateral secures
the prompt payment, performance and observance of (a) all amounts of indebtedness of the Pledgor to the Company under the Promissory Note and all of the Pledgor's obligations thereunder and (b) the Pledgor's obligations and liabilities under this Pledge Agreement (all such obligations and liabilities of the Pledgor now or hereafter existing being hereinafter referred to as the "Liabilities").

         3. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. In addition to, and not in limitation of, the rights the Company has under the Shareholders Agreement, the Company may, after the occurrence of an Event of Default (as defined in the Promissory Note), without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Company may at any time exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

         4. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                  (a) The Pledgor is the sole legal and beneficial owner of the Pledged Stock, free and clear of all claims, pledges, liens, encumbrances, charges and security interests of every nature whatsoever except for the security interest created by this Pledge Agreement and the Promissory Note (collectively, "Liens");

                  (b) The Pledgor has capacity to enter into this Pledge Agreement;

                  (c) Except for the restrictions contained in or contemplated by this Agreement, the Shareholders Agreement and the Promissory Note, there are no restrictions upon the voting rights associated with the Pledged Stock or upon the transfer of any of the Pledged Collateral, including, but not limited to, the pledge and grant of a security interest in or otherwise transfer of such Pledged Collateral free of any Liens;

                  (d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Company (or its designee, where applicable) of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

                  (e) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Company for the benefit of the Company, securing the payment and performance of the Liabilities; and


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                  (f)      The Powers have been duly executed and give the
Company the authority they purport to confer.

         5. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this Section 5, the Pledgor shall have the right, subject to the restrictions on voting contained in the Shareholders Agreement, to vote the Pledged Stock to the extent permitted by the Certificate of Incorporation in a manner not inconsistent with the terms of this Pledge Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default (as defined in the Promissory Note), the Pledgor hereby irrevocably grants his or her proxy to the Company or its designee to exercise any and all voting powers pertaining to the Pledged Collateral, subject to restrictions on voting contained in the Shareholders Agreement.

         6.       Dividends and Other Distributions.

                  (a) So long as there shall exist no condition, event or act which constitutes an Event of Default or which with notice or lapse of time or both would constitute an Event of Default:

                           (i)      The Pledgor shall be entitled to receive and
retain any and all dividends paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all

                                    (A)      cash, instruments or other property
         received, receivable or otherwise distributed in exchange for any of the Pledged Collateral;

                                    (B)      dividends and other distributions
         paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                                    (C)      cash paid, payable or otherwise
         distributed with respect to, a sale of, in redemption of, conversion of, or in exchange for, any of the Pledged Collateral; shall be Pledged Collateral, and shall be, forthwith delivered to the Company for the benefit of the Company as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Company, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                           (ii)     The Company shall execute and deliver (or
cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive


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the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                  (b) After the occurrence of any condition, event or act which constitutes an Event of Default or which with notice or lapse of time or both would constitute an Event of Default:

                           (i)      All rights of the Pledgor to receive the
dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Company, for the benefit of the Company, which shall thereupon have the sole right to receive and retain as Pledged Collateral such dividends and interest payments; and

                           (ii)     All dividends which are received by the
Pledgor contrary to the provisions of clause (i) of this Section 6(b) shall be received in trust for the benefit of the Company, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Company as Pledged Collateral in the same form as so received (with any necessary endorsements).

         7. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Company, or
(b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.

         8.       REMEDIES.

                  (a) The Company shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey. In addition, after the occurrence of an Event of Default, the Company shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Company or which the Company shall otherwise have the ability to transfer under applicable law, the Company may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Company may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any Lien, claim, encumbrance or right of any kind whatsoever. The Company may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Company all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions of this Pledge Agreement. The Pledgor shall be


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liable for any deficiency following the sale of the Pledged Collateral, including but not limited, to the costs and expenses incurred by the Company or its agent in connection with the enforcement of its remedies under this Section 9 and to the extent provided for in the Promissory Note.

                  (b) The Pledgor recognizes that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, and the Pledgor agrees that after the occurrence of an Event of Default (i) it will be commercially reasonable if a private sale, upon at least five (5) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less then prices which could have been obtained for such security on any market or exchange or in any other public sale and (ii) the Company may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Company may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Company, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Company solicits such offers from not less than four
(4) such investors, then the acceptance by the Company of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; PROVIDED, HOWEVER, that this Section does not impose a requirement that the Company solicit offers from four or more investors in order for the sale to be commercially reasonable.

         9. APPLICATION OF PROCEEDS. The proceeds of any sale, public or private, of all or any portion of the Pledged Collateral shall be applied by the Company as follows: (a) first, to the payment of the costs and expenses incidental to the care or safekeeping of the Pledged Collateral and incurred in such sale, including reasonable out-of-pocket costs and expenses of the Company and the reasonable expenses of its agents and counsel; (b) second, to the payment of defaulted interest on the Promissory Note; (c) third, to the payment of other accrued interest under the Promissory Note; and (d) to the payment in full of the principal amount owed and outstanding under the Promissory Note. The balance, if any, remaining after payment in full of the Promissory Note, shall be paid to the Pledgor, subject to any duty of the Company imposed by law to the holder of any subordinate security interest in the Pledged Collateral known to the Company.

         10. SECURITY INTEREST ABSOLUTE. All rights of the Company and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, and (b) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Pledge Agreement.

         11. COMPANY APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Company its attorney-in-fact, with full authority, in the name of the Pledgor


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or otherwise, after the occurrence of an Event of Default, from time to time in the Company's sole discretion to take any action and to execute any instrument which the Company may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

         12.      WAIVERS.

                  (a) The Pledgor hereby agrees that its obligations under this Agreement shall be unconditional, irrespective of (i) the validity or enforceability, avoidance or subordination of the Liabilities; (ii) the absence of any attempt by, or on behalf of, the Company to collect, or take any other action to enforce, all or any part of the Liabilities; (iii) the election of any remedy by, or on behalf of, the Company with respect to all or any part of the Liabilities; (iv) the failure of the Company to take any steps to perfect and maintain its security interests in, or to the preserve its right to any of the Pledged Collateral for all or any part of the Liabilities; or (v) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Pledgor.

                  (b) The Pledgor consents and agrees that neither the Company nor any party acting for or on behalf of the Company shall be under any obligation to marshal any assets in favor of the Pledgor or against or in payment of all or any part of the Liabilities.

         13. TERM. This Pledge Agreement shall remain in full force and effect until the Liabilities have been fully paid and the Promissory Note has been terminated. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of all of the Pledged Collateral), the Company will release the security interest created hereunder and, if it then has possession of the Pledged Collateral, will deliver the Pledged Collateral to the Pledgor.

         14. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

         15. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of the Company and the Pledgor and their respective successors and assigns; PROVIDED, HOWEVER, that the Pledgor may not (except as provided in SECTION 8 above) assign this Pledge Agreement or any of the rights and obligations of the Pledgor hereunder without the prior written consent of the Company.

         16. GOVERNING LAW. Any dispute between the Company and the Pledgor arising out of or related to the relationship established between them in connection with this Pledge Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of New Jersey.

         17. JURISDICTION. The Company shall have the right to proceed against the Pledgor in any court of competent jurisdiction, to realize on the Pledged Collateral or


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any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Company.

         18. WAIVER OF BOND. The Pledgor waives the posting of any bond otherwise required of the Company in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Company, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Company and the Pledgor.

         19. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         20. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Company and will execute and deliver, or cause to be executed and delivered all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Company may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

         21. THE COMPANY'S DUTY OF CARE. The Company shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Company's (a) gross negligence or willful misconduct, or (b) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Company's possession. Without limiting the generality of the foregoing, the Company shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

         22. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in writing and shall be addressed to the party to be notified as follows:

                  (a) If to the Company, to it at the following address:

                           Wilmar Industries, Inc.
                           303 Harper Drive
                           Moorestown, NJ 08057
                           Attn:  Chairman of the Board of Directors


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                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Attn: Mark A. Underberg, Esq.

                  (b) if to the Pledgor, to him at the address set forth below his signature;

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; or (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid.

         23. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Company and the Pledgor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         24. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

         25. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         26. MERGER. This Pledge Agreement and the Promissory Note represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Company.



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         IN WITNESS WHEREOF, the Pledgor and the Company have executed this
Pledge Agreement as of the date set forth above.

                                        PLEDGOR: WILLIAM E. SANFORD


                                        /s/ William E. Sanford
                                            -----------------------------------
                                        Address:   8721 Montgomery Avenue
                                                   Wyndmoor, PA 19038


                                        WILMAR INDUSTRIES, INC.


                                        By: /s/ William S. Green
                                            -----------------------------------
                                            William S. Green
                                            Chairman of the Board of Directors